EXHIBIT 23. (h)(3)(b)(1)

AMENDMENT TO SCHEDULE A

TO THE SUB-TRANSFER AGENT AND SHAREHOLDER SERVICES AGREEMENT BETWEEN

LEE FINANCIAL RECORDKEEPING, INC.
AND
ULTIMUS FUND SOLUTIONS, LLC

September 30, 2016

FUND PORTFOLIOS

Hawaii Municipal Fund

Lee Financial Recordkeeping, Inc.		Ultimus Fund Solutions, LLC

By:	/s/ Terrence K.H. Lee	By:	/s/ Robert G. Dorsey
	Terrence K.H. Lee		Robert G. Dorsey
Title:	President and CEO	Title:	CEO

Lee Financial Recordkeeping, Inc.

By:	/s/ Charlotte A. Meyer
Charlotte A. Meyer
Title:	Vice President